Exhibit 99.1

NUTRISYSTEM, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2009 RESULTS; ANNOUNCES QUARTERLY DIVIDEND OF $0.175 PER SHARE

Reports Full Year Revenues of $528 Million and Adjusted EPS from Continuing Operations of $1.02

Horsham, PA - March 1, 2010-Nutrisystem, Inc. (NASDAQ: NTRI), a leading provider of weight management products and services, today reported financial results for the fourth quarter and year ended 2009, including adjusted EPS from continuing operations prior to the previously announced one-time impairment charge related to Nu-Kitchen, of $0.18 for fourth quarter 2009 and $1.02 for the full year 2009. Highlights for the quarter and full year ended December 31, 2009 include:

Fourth Quarter 2009
  Revenues of $106.2 million as compared to $114.6 million for Q4 2008;
  Operating income from continuing operations of $4.0 million as compared to $8.9 million for Q4 2008;
  Net income of $2.7 million, or $0.09 per diluted share, which included the one- time Nu-Kitchen impairment charge reflected in depreciation and amortization expense. This compares to Q4 2008 net loss of $3.3 million, or $(0.11) per diluted share.
  Adjusted EPS from continuing operations of $0.18 before previously announced Nu-Kitchen one-time impairment charge of $2.9 million (net of tax) or $0.09 per share; and
  Adjusted EBITDA of $14.5 million compared to $13.5 million for Q4 2008. Adjusted EBITDA is defined as income from continuing operations excluding non-cash employee compensation, other income or expense, equity and impairment loss, interest, income taxes and depreciation and amortization;

Full Year 2009
  Revenues of $527.7 million as compared to $687.7 million for 2008;
  Operating income from continuing operations of $43.3 million as compared to $90.1 million for 2008;
  Net income of $28.8 million, or $0.92 per diluted share, which included the one-time Nu-Kitchen impairment charge reflected in depreciation and amortization expense. This compares to 2008 net income of $46.3 million, or $1.45 per diluted share.
  Adjusted EPS from continuing operations of $1.02 before previously announced Nu-Kitchen one-time impairment charge of $2.9 million (net of tax) or $0.09 per share; and
  Adjusted EBITDA of $68.9 million as compared to $106.4 million for 2008. Adjusted EBITDA is defined as income from continuing operations excluding non-cash employee compensation, other income or expense, equity and impairment loss, interest, income taxes and depreciation and amortization;

"2009 was a year of challenges for the U.S. consumer. Our revenue was suppressed by these macro-economic conditions. We were encouraged in the second half of the year as we started to close the gap with improvements in new customer starts and full implementation of cost reductions within the organization," stated Chairman and CEO Joe Redling. "The macro-economic headwinds continue to impact the diet category, and while the first month of 2010 was challenging we are encouraged by recent signs that year over year growth can be achieved."

The Board of Directors declared the Company's quarterly dividend of $0.175 per share, payable March 22, 2010, to shareholders of record as of March 11, 2010. While the Company intends to continue to pay regular quarterly dividends, the declaration and payment of future dividends are discretionary and will be subject to determination by the Board of Directors each quarter following its review of the Company's financial performance.

"In the second half of 2009, we saw improvement in trends in revenue, new customers, gross margin as well as reduced G&A expenses.  While we expect these trends to continue into 2010, their impact will be offset in the first quarter by higher media rates and one-time costs related to retail," said David Clark, Chief Financial Officer. "For the full year 2010, we expect these pressures to subside, and anticipate a modest year-over-year profitability improvement."

Conference Call and Webcast

Management will host a webcast to discuss fourth quarter and year end 2009 financial results as well as the outlook for 2010 today at 4:30 PM Eastern time. The webcast will include remarks from Chairman and Chief Executive Officer Joe Redling and Chief Financial Officer David Clark.

The webcast will be available live under the Investor Relations section of Nutrisystem's website, www.nutrisystem.com. Please click on Investor Relations at the bottom of the home page and then click on the microphone icon on the Investor Relations home page. Interested parties unable to access the conference call via the webcast may dial 1-866-831-9862 (outside US/Canada 706-758-5226); the conference ID is 56501256. A replay of the conference call will be available on the Company website following the event.

About Nutrisystem, Inc.

Nutrisystem, Inc. (NASDAQ: NTRI) is a leading provider of weight management products and services.  Nutrisystem is sold direct to the consumer through nutrisystem.com, by phone, and at select retailers, for convenient home delivery. The Company offers proven nutritionally balanced weight loss programs designed for women, men, and seniors, as well as the clinically tested Nutrisystem D plan, designed to help people with type 2 diabetes who want to lose weight. The Nutrisystem program is based on 35 years of nutrition research and the science of the low glycemic index, and offers a variety of great tasting, satisfying high-fiber, heart healthy, good carbohydrate meals that contain zero trans fats. Nutrisystem was named the "Best Value" of the six most popular commercial diet programs by SmartMoney magazine in January, 2010. The program has no membership fees and provides 24/7 weight management support by trained weight loss coaches and online weight management tools free of charge. In 2009 Nutrisystem was selected as the #1 overall online retailer in the Food and Drug category and #46 out of the top 500 online retailers overall by Internet Retailer Magazine. Nutrisystem also proudly supports the American Diabetes Association in its Movement to Stop Diabetes. For more information or to become a customer visit http://www.nutrisystem.com or call 1-800-435-4074.

Forward-Looking Statement Disclaimer

This press release may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding Nutrisystem's plans and expectations for the first quarter of 2010 and the full year 2010, continuing to reduce costs and improve operating efficiency, continuing to pay regular quarterly dividends and other statements that are not statements of historical fact constitute forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, which are described in Nutrisystem, Inc.'s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. Nutrisystem, Inc. undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Contact:
Cindy Warner Investor Relations Nutrisystem, Inc. Tel: 215-346-8136 Email: IR@nutrisystem.com

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)
	Three Months Ended December 31, __________________________		Year Ended December 31, _______________________
	2009	2008	2009	2008

REVENUE	$ 106,197	$ 114,563	$ 527,731	$ 687,741
COSTS AND EXPENSES:
Cost of revenue	48,690	53,539	243,690	326,453
Marketing	28,031	26,578	147,017	175,027
General and administrative	17,609	23,214	77,389	87,605
Depreciation and amortization	7,909	2,338	16,294	8,508
Total costs and expenses	102,239	105,669	484,390	597,593
Operating income from continuing operations	3,958	8,894	43,341	90,148
OTHER INCOME (EXPENSE)	68	(1,061)	407	(1,145)
EQUITY AND IMPAIRMENT LOSS	-	(6,798)	(4,000)	(9,458)
INTEREST INCOME (EXPENSE), net	120	(54)	106	454
Income from continuing operations before income taxes	4,146	981	39,854	79,999
INCOME TAXES	1,269	4,338	10,818	33,572
Income (loss) from continuing operations	2,877	(3,357)	29,036	46,427
DISCONTINUED OPERATIONS:
(Loss) gain on discontinued operations, net of income taxes	(159)	28	(246)	(174)
Net income (loss)	$ 2,718	$ (3,329)	$ 28,790	$ 46,253
BASIC INCOME (LOSS) PER COMMON SHARE:
Income (loss) from continuing operations	$ 0.09	$ (0.11)	$ 0.94	$ 1.48
Net loss from discontinued operations	-	-	(0.01)	(0.01)
Net income (loss)	$ 0.09	$ (0.11)	$ 0.93	$ 1.47
DILUTED INCOME (LOSS) PER COMMON SHARE:
Income (loss) from continuing operations	$ 0.09	$ (0.11)	$ 0.93	$ 1.46
Net loss from discontinued operations	-	-	(0.01)	(0.01)
Net income (loss)	$ 0.09	$ (0.11)	$ 0.92	$ 1.45

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	29,610	29,516	29,458	30,684
Diluted	30,075	29,907	29,769	31,172

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except share and per share amounts)
	Year Ended December 31, ------------------------------------
	2009	2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 32,198	$ 38,309
Marketable securities	30,324	-
Receivables	13,057	17,200
Inventories, net	52,012	50,986
Prepaid income taxes	2,420	3,714
Deferred income taxes	2,756	1,651
Other current assets	10,682	8,611
Current assets of discontinued operation	166	325
Total current assets	143,615	120,796
FIXED ASSETS, net	21,164	24,312
EQUITY INVESTMENT	-	4,000
GOODWILL	-	2,717
IDENTIFIABLE INTANGIBLE ASSETS, net	250	2,590
OTHER ASSETS	5,758	5,056
	$ 170,787	$ 159,471
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 32,488	$ 31,448
Accrued payroll and related benefits	1,097	2,150
Deferred revenue	3,853	4,964
Other accrued expenses and current liabilities	2,653	3,743
Current liabilities of discontinued operation	183	43
Total current liabilities	40,274	42,348
NON-CURRENT LIABILITIES	1,550	1,298
Total liabilities	41,824	43,646
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Preferred stock, $.001 par value (5,000,000 shares authorized, no shares issued and outstanding)	-	-
Common stock, $.001 par value (100,000,000 shares authorized; shares issued - 30,949,784 at December 31, 2009 and 30,784,920 at December 31, 2008)	29	29
Additional paid-in capital	6,515	-
Retained earnings	122,503	115,771
Accumulated other comprehensive (loss) income	(84)	25
Total stockholders' equity	128,963	115,825
	$ 170,787	$ 159,471

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)
	Year Ended December 31, ------------------------------------
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 28,790	$ 46,253
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on discontinued operation	246	174
Depreciation and amortization	16,294	8,508
Loss (gain) on disposal of fixed assets	113	(71)
Share-based expense	9,382	7,978
Deferred income tax (benefit) expense	(1,397)	493
Equity and impairment loss	4,000	9,458
Changes in operating assets and liabilities:
Accrued interest income	-	19
Receivables	4,199	1,840
Inventories	(929)	31,237
Other assets	(2,431)	3,248
Accounts payable	949	(13,970)
Accrued payroll and related benefits	(1,054)	245
Deferred revenue	(1,111)	4,964
Income taxes	1,341	(6,664)
Other accrued expenses and liabilities	(825)	(1,231)
Net cash provided by operating activities of continuing operations	57,567	92,481
Net cash used in operating activities of discontinued operation	(103)	(192)
Net cash provided by operating activities	57,464	92,289
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(30,344)	-
Sales of marketable securities	-	1,750
Cash paid for acquisition of business	-	(5,717)
Capital additions	(8,352)	(11,624)
Proceeds from the sale of fixed assets	125	1,120
Net cash used in investing activities	(38,571)	(14,471)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under credit facility	-	35,000
Repayments of borrowings under credit facility	-	(35,000)
Exercise of stock options	563	1,022
Equity compensation awards, net	(2,170)	2,184
Repurchase and retirement of common stock	(1,939)	(67,085)
Payment of dividends	(21,421)	(16,251)
Net cash used in financing activities	(24,967)	(80,130)
Effect of exchange rate changes on cash and cash equivalents	(193)	(247)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(6,267)	(2,559)
CASH AND CASH EQUIVALENTS, beginning of year	38,631	41,190
CASH AND CASH EQUIVALENTS, end of year	32,364	38,631
LESS CASH AND CASH EQUIVALENTS OF DISCONTINUED OPERATION, end of year	166	322
CASH AND CASH EQUIVALENTS OF CONTINUING OPERATIONS, end of year	$ 32,198	$ 38,309

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION TO GAAP RESULTS

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Adjusted EBITDA	$ 14,523	$ 13,501	$ 68,935	$ 106,355
Non-cash employee compensation expense	(2,656)	(2,269)	(9,300)	(7,699)
Other income (expense)	68	(1,061)	407	(1,145)
Equity and impairment loss	-	(6,798)	(4,000)	(9,458)
Interest income (expense), net	120	(54)	106	454
Income taxes	(1,269)	(4,338)	(10,818)	(33,572)
Depreciation and amortization	(7,909)	(2,338)	(16,294)	(8,508)

Income (loss) from continuing operations	$ 2,877	$ (3,357)	$ 29,036	$ 46,427

Adjusted EBITDA is defined as income from continuing operations excluding non-cash employee compensation, other income or expense, equity and impairment loss, interest, income taxes and depreciation and amortization. We believe Adjusted EBITDA is a useful performance metric for management and investors because it is more indicative of the ongoing operations of the company.

Adjusted EBITDA excludes certain non-cash and non-operating items to facilitate comparisons and provide a meaningful measurement that is focused on the performance of the ongoing operations of the Company.

NUTRISYSTEM, INC. AND SUBSIDIARIES

EPS IMPACT OF NU-KITCHEN RECONCILIATION TO GAAP RESULTS

(in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Adjusted income (loss) from continuing operations	$ 5,783	$ (3,357)	$ 31,942	$ 46,427
Impairment loss	(4,541)	-	(4,541)	-
Income taxes associated with impairment loss	1,635	-	1,635	-
Income (loss) from continuing operations	$ 2,877	$ (3,357)	$ 29,036	$ 46,427

Diluted income per common share:
Income (loss) from continuing operations	$ 0.09	$ (0.11)	$ 0 .93	$ 1 .46
Adjusted income (loss) from continuing operations	$ 0.18	$ (0.11)	$ 1.02	$ 1 .46

The reconciliation to GAAP results for the three months and year ended December 31, 2009 and 2008, respectively, does not reflect any adjustment for the impact of Zero Water equity and impairment loss or any tax consequences related to the impairment.